EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion in the Registration Statement of Trans World Corporation on Form S-4 of our report dated February 14, 2003 and to the reference to our Firm under the caption "Experts" in the Prospectus.

                      /s/ ROTHSTEIN, KASS & COMPANY, P.C.

Roseland, New Jersey
April 17, 2003